Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Thomas Properties Group, Inc. on Form S-8 of our reports dated April 14, 2004, June 8, 2004 and July 28, 2004 related to Thomas Properties Group, Inc Predecessor, TPG/CalSTRS, LLC and Thomas Properties Group, Inc, respectively, contained in Registration Statement No. 333-114527 of Thomas Properties Group, Inc on Form S-11.

/S/ DELOITTE & TOUCHE LLP

Los Angeles, California

November 22, 2004